As filed with the Securities and Exchange Commission on November 7, 1997
 Registration No.33-

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


                                  Somatogen, Inc.
                  (Exact name of registrant as specified in its charter)

       Delaware                                          84-0991858
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         2545 Central Avenue, Suite FD1
                          Boulder, Colorado 80301-2857
                                   (303) 440-9988
           (Address and telephone number of principal executive offices)

                  Amended and Restated Consultants Stock Option Plan
              Amended and Restated Nonemployee Director Stock Option Plan
                               (Full title of the plans)

                                  Timothy D. Hoogheem
                  Senior Vice President of Finance and Administration,
               Chief Financial Officer, Treasurer and Assistant Secretary
                                     SOMATOGEN, INC.
                             2545 Central Avenue, Suite FD1
                              Boulder, Colorado 80301-2857
                                     (303) 440-9988
              (Name, address, including zip code, and telephone number,
                        including area code, of agent for service)


                                      Copies to:

                                James C.T. Linfield, Esq.
                                    Cooley Godward LLP
                                2595 Canyon Blvd., Suite 250
                                   Boulder, Colorado 80302
                                       (303) 546-4000


                 Approximate date of commencement of proposed sale to
                       the public:  As soon as practicable after
                     this Registration Statement becomes effective.

                                                                  Page 1 of 7
                                                     Exhibit Index at Page: 7


                               CALCULATION OF REGISTRATION FEE


 ========================  =================  ======================== ========================= =======================
                                                 Proposed Maximum          Proposed Maximum
  Title of Securities to     Amount to be       Offering Price Per        Aggregate Offering           Amount of
      be Registered         Registered (1)           Share (2)                 Price (2)             Registration Fee
 ========================= =================  ======================== ========================= =======================
 Stock Options and
 Common Stock (par value         300,000               $6.5625                 $1,968,750                 $596.53
 $.001)
 ========================= ================= ========================= ========================= =======================


(1) Comprised of 200,000 and 100,000 shares of Common Stock to be registered under the Amended and Restated Nonemployee Director Stock Option Plan and the Amended and Restated Consultants Stock Option Plan, respectively.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the closing price as reported on the Nasdaq National Market, pursuant to Rule 457(h) of the Act, of the Registrant's Common Stock on November 3, 1997, for shares subject to options to be granted under the Amended and Restated Nonemployee
         Director Stock Option Plan and the Amended and Restated Consultants Stock Option Plan.

                     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Somatogen, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

         (c) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Company with the Commission which was declared effective on August 1, 1991, as amended through the date hereof; and

         (d) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                          DESCRIPTION OF SECURITIES

         Not applicable.


                   INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the Common Stock offered pursuant to the Amended and Restated Nonemployee Director Stock Option Plan and the Amended and Restated consultants Stock Option Plan will be passed upon for the Company by Cooley Godward LLP. As of the date hereof, certain members of Cooley Godward LLP beneficially owned 19,794 shares of Common Stock.


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its employees and other agents, to the extent permitted by Delaware law. Under the company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.


                                  EXHIBITS

Exhibit
Number

    3.4*    Bylaws.
    4.1*    Certificate  of  Incorporation, as amended.
    4.5*    Specimen  stock certificate.
    5.1     Opinion of Cooley Godward LLP.
   23.1     Consent of Price Waterhouse LLP, Independent Accountants.
   23.3     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
   24.1     Power of Attorney.  Reference is made to the signature page.
   10.78    Registrant's Amended and Restated Nonemployee Director Stock Option
            Plan.
   10.79    Registrant's Amended and Restated Consultants Stock Option Plan.

-----------------------

*        Filed  as an  exhibit  to the  Form  S-1  Registration  Statement  (No.
         33-41229), as amended through the date hereof, and incorporated herein by reference.

                                  UNDERTAKINGS

I.       The undersigned registrant hereby undertakes:

         A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             1. To include any prospectus required by section 10(a)(3) of the Securities Act;

             2. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             3. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         B. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boulder, State of Colorado, on the 7th day of November, 1997.

                                         SOMATOGEN, INC.

                                         By: Timothy D. Hoogheem
                                             Senior Vice President of Finance
                                             and Administration, Chief Financial
                                             Officer, Treasurer and Assistant
                                             Secretary


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andre de Bruin and Timothy D. Hoogheem, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature              Title                                  Date
---------              -----                                  ----

Andre de Bruin         Chairman of the Board, President,      November 7, 1997
-------------------    Chief Executive Officer
                       (Principal executive officer)

Timothy D. Hoogheem    Senior Vice President of Finance and   November 7, 1997
-------------------    and Administration, Chief Financial
                       Officer, Treasurer and Assistant
                       Secretary (Principal financial officer)

Conrad A. McCarty      Corporate Controller                   November 7, 1997
-------------------    (Principal accounting officer)



Signature                         Title                      Date
---------                         -----                      ----

Carlos A. Ferrer                  Director                   November 7, 1997
---------------------------


Bernadine Healy, M.D.             Director                   November 7, 1997
---------------------------


Gene I. Miller                    Director                   November 7, 1997
---------------------------


George B. Rathmann, Ph.D.         Director                   November 7, 1997
---------------------------


Jack W. Schuler                   Director                   November 7, 1997
---------------------------


Ralph Snyderman, M.D.             Director                   November 7, 1997
---------------------------



                               INDEX TO EXHIBITS


Exhibit
Number

  3.4*     Bylaws.
  4.1*     Certificate of Incorporation, as amended.
  4.5*     Specimen stock certificate.
  5.1      Opinion of Cooley Godward LLP.
 23.1      Consent of Price Waterhouse LLP, Independent Accountants.
 23.3      Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
 24.1      Power of Attorney.  Reference is made to the signature page.
 10.78     Registrant's Amended and Restated Nonemployee Director Stock Option
           Plan.
 10.79     Registrant's Amended and Restated Consultants Stock Option Plan.

-----------------------

* Filed as an exhibit to the Form S-1 Registration Statement (No. 33-41229), as amended through the date hereof, and incorporated herein by reference.